Exhibit 10.1

Equity Acquisition Agreement This Equity Acquisition Agreement (this “Agreement”) is entered into as of March 24, 2021 (the “Execution Date”), by and between China HGS Real Estate Inc., a limited liability company established under the laws of the State of Florida, (the “Company”) and Shaanxi Tianhao Construction Engineer Co., Ltd, (the “Purchaser”), a limited liability company established in China. WHEREAS: 1.The Purchaser is mainly engaged in the real estate construction business in China 2. The Company intends to issue certain common shares to the Purchaser to settle its accounts payable balance with the Purchaser. NOW, THEREFORE, all Parties have signed this Agreement through friendly negotiation and make agreements with respect to the following terms and conditions on the matters of the transaction. Article 1 Definitions The terms have the following meanings unless otherwise expressed in this Agreement: Transaction means The Company issue certain common stock to the Purchaser (or any affiliated party designated by the Purchaser) to settle the Company’s accounts payable balance with the Purchaser in accordance with this Agreement and any other matters contemplated thereto. Shares Consideration means certain number of ordinary shares to be issued by the Company to the Purchaser according to this Agreement, which is equivalent to RMB 43 million, up to such share number calculated as below which shall not exceed 19.9 percent of the total issued and outstanding stock of the Company: RMB 43 million divided by the average stock price of the Company during the five (5) trading days precedent to the Closing Date. The exchange rate will be the RMB rate released by the Federal Reserve on the Closing Date. Parties means the Purchaser and the Company Closing Date means such date when the Purchaser and the Company sign the settlement notice in accordance with this Agreement. Transaction Documents means all agreements and documents in connection with the Transaction, including this Agreement. Transition Period means the term commencing from the Execution Date to the Closing Date. China means People’s Republic of China (PRC). Hong Kong means Hong Kong Special Administrative Region of the People’s Republic of China.

Article 2 Transaction 2.1 The Company will issue certain number of common shares (“Share Consideration”) to the Purchaser under the terms and conditions of this Agreement in order to settle its accounts payable balance of RMB 43 million payable to the Purchaser.. Article 3 Closing Precedence to Transaction The completion of Transaction shall be conditioned upon the followings: 3.1 The Company has obtained all of its internal consent and approval with respect to the Transaction, including but not limited to the approval from the Company’s board of directors, and has completed all formalities in relation to relevant governmental authorities and agencies, including but not limited to filings, announcements, notices and any other procedures to be made in the U.S. Securities and Exchange Commission (“SEC”) and NASDAQ and NASDAQ having completed the review of this Agreement and having granted the approval for the listing of, and the permission to deal in, the Share Consideration, if required under NASDAQ continued listing rules and regulations. 3.2 The Purchaser has obtained all of their internal consent and approval with respect to the Transaction, including but not limited to the approval from the Purchaser’s board of directors and shareholders, and has signed off the settlement notice with the Company. 3.3 All Parties have signed this Agreement and other Transaction Documents, including but not limited to such documents relating to the transfer of the shares as set forth in Article 2.1. 3.4 The representations, warranties and undertakings made by the Company and the Purchaser under This Agreement are true, correct and complete, and shall be in full force and effect as of the Closing Date. 3.6 Each of the Group Companies is duly incorporated and in good standing under, and by virtue of, the laws of the place of its incorporation or establishment, and there is no material adverse effect against its business operations or effectiveness of its qualifications and permits, and there is no material adverse effect which will cause failure to this Transaction. Article 4 Payment and Delivery of Share Consideration 4.1 The Share consideration to be paid or delivered by the Company under this Agreement equals to RMB 43 million as follows: 4.1.1 Following the completion of all the conditions precedent as provided in Article 3, the Company shall issue its Share Consideration to the Purchaser . 4.2 Each Party shall bear its own taxes and fees in relation to the Transaction. Article 5 Effectiveness This Agreement shall become effective upon all parties’ execution by its authorized representative or with chop (if applicable).

Article 6 Representations and Warranties 6.1 As of the Closing Date, the Company hereby represents and warrants to the Purchaser that: 6.1.1 It is a legally established and existing entity with capacity and abilities to conclude and perform all obligations and responsibilities under this Agreement. This Agreement shall be legally and effectively binding upon its entry into force. 6.1.2 its execution of this Agreement will not conflict with its charter documents and any agreements binding to it. 6.2 The Purchaser represents and warrants that: 6.2.1 it has all the necessary rights and abilities to enter into and perform all obligations and responsibilities under this Agreement; 6.2.2 this Agreement shall be legally and effectively binding upon its entry into force.. 6.3 Each party warrants that it shall indemnify the other party in full for any loss caused to the other party by the untrue or material omission of such representations, undertakings and warranties and other written undertakings made by such party. Article 7 Confidentiality 7.1 The scope of confidentiality described in this Agreement includes all matters described in this Agreement and confidential information known on the matter. 7.2 After the signing of this Agreement, any party and the recipient of confidential information shall guarantee that: 7.2.1 keep the information confidential and shall not disclose the contents of this Agreement; 7.2.2 except for the prior written consent of the confidential information provider or the circumstances specified in Article 7.3, no confidential information will be disclosed to any third party; 7.2.3 except for performance of this Agreement, no confidential information will be used for other purposes. 7.3 The obligations set forth in Article 7.2 of This Agreement do not apply to any of the following circumstances: 7.3.1 Confidential information known to the public not due to the recipient’s reasons at any time after the signing of this Agreement; 7.3.2 When relevant laws, administrative regulations, normative documents and relevant government and industry authorities require disclosure, including but not limited to the external announcements made by the Purchaser to meet the needs of the listed regulatory authorities and institutions; 7.3.3 Confidential information legally obtained by the recipient from a third party after the signing of this Agreement; 7.3.4 For the execution of this Agreement, the recipient may reasonably disclose appropriate confidential information to its employees, professional consultants or agents as necessary, provided that the recipient ensures and induces its employees to comply with the confidentiality obligations set out in Article 7.2.

7.4 If for any reason the matters agreed to in this Agreement are not completed, the Parties agree to return all the materials and information provided by the other party to the provider as soon as possible. Article 8 Force Majeure Event 8.1 In the event of an event of force majeure that directly affects the performance of this Agreement or the conditions agreed upon in this Agreement cannot be fulfilled, the party that has an force majeure event shall immediately notify the other party of the event by fax or other reasonable means, and shall, within thirty 30 days of the date of the event of the force majeure, provide details of documents that cannot perform or need to be extended to perform this Agreement, which shall be issued by a notary institution in the area where the force majeure event occurred. 8.2 No party shall have the right to claim compensation from the other party for the damage caused by the force majeure event. Article 9 Liability of Breach 9.1 After execution of this Agreement, except for force majeure, any party’s failure to perform or fail to promptly or improperly perform any of its obligations under this Agreement, or breach of any statement or guarantee made under this Agreement, shall constitute its breach of contract, shall be liable for breach of contract in accordance with the provisions of this Agreement or applicable laws. 9.2 Any party shall be liable for its breach of contract and shall compensate the other party for all losses caused by it. Such losses include but not limited to auditing fees, evaluation fees, financial consulting fees, attorney fees, and travel expenses incurred by other party for the matters concerned. Article 10 Governing Law and Dispute Resolution 10.1 The conclusion, validity, interpretation, execution and dispute resolution of this Agreement are governed by PRC law. 10.2 Where all disputes arising out of or relating to the execution of this Agreement shall be resolved by friendly negotiation. If the settlement cannot be negotiated, the Parties to this Agreement irrevocably agree to submit the dispute to the Hanzhong Arbitration Commission for arbitration in accordance with the arbitration rules then effective. The arbitral award is final and binding on all Parties. 10.3 During the period of arbitration, all Parties shall continue to perform all other obligations under This Agreement except for the disputed matters or obligations submitted to the arbitration. 13.3 If this Agreement is terminated or the Transaction is cancelled, the Parties shall take all necessary methods to restore the original status.

Article 11 Severability 11.1 All the attachments of this Agreement are an integral part of this Agreement and have the same legal effect. 11.2 This Agreement is written in English, with multiple copies of originals, any of which shall have the same legal effect. [signature pages to follow]

(Signature Page to Equity Acquisition Agreement)

Purchaser:

Shaanxi Tianhao Construction Engineer Co., Ltd

Signature: /s/
Name: Kai Li
Title: CEO

The Company:

China HGS Real Estate Inc.

Signature: /s/
Name: Xiaojun Zhu
Title: CEO